      As filed with the Securities and Exchange Commission on October 12, 1995

                                      Registration No. 33  _______________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       C.I.S. TECHNOLOGIES, INC.
         (Exact name of registrant as specified in its charter)


             Delaware                                   73-1199382
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or organization)


                          C.I.S. Technologies, Inc.
                    1995 Directors' Stock Option Plan
                          (Full title of the Plan)

                            Philip D. Kurtz
           Chairman of the Board and Chief Executive Officer
                     6100 South Yale, Suite 1900
                        Tulsa, Oklahoma  74136
                            (918) 496-2451
          (Name, address, including zip code, and telephone number including area code of agent for service)

                              Copies To:
                          Thomas G. Noulles
                            Pray, Walker,
                         Jackman, Williamson
                              & Marlar
                           900 ONEOK Plaza
                           Tulsa, Oklahoma
                                74103
                        _______________________

                      CALCULATION OF REGISTRATION FEE


                                           Proposed   Proposed
                                           maximum    maximum
      Title of each            Amount      offering   aggregate    Amount of
   class of securities         to be       price per  offering   registration
    to be registered         registered    share(1)   price(1)        fee


Common Stock, $.01 per share 200,000 shares  $4.00   $800,000.00    $275.86

 (1) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(c), upon the average of the high and low prices as reported on NASDAQ on October 9, 1995.
                                _______________________________

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.







                                              Exhibit Index Appears on Page 5
                            Page 1 of 8 Pages

PART I
         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

    * Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the first Note to Part I.

                                PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.
    The   following  documents  filed  by  the  Registrant  with  the
Securities and Exchange Commission are incorporated by reference in this Registration Statement:
    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission on April 14, 1995.

    (2) The Registrant's Quarterly Reports on Form 10-Q for the periods ending March 31, 1995 and June 30, 1995, as filed with the Securities and Exchange Commission on May 10, 1995 and August 14,
1995, respectively, and the amendment to the March 31, 1995 Form 10-Q as filed on Form 10-Q/A on May 16, 1995.

    (3) The Registrant's Current Reports on Form 8-K as filed with the Securities and Exchange Commission on May 19, 1995 and June 15, 1995, and Form 8-K/A filed on August 14, 1995.

    (4) The Registrant's Form 10-C as filed with the Securities and Exchange Commission on August 19, 1995.

    (5) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 10, as filed with the Securities and Exchange Commission on March 5, 1987, pursuant to
Section 12(g) of the 1934 Act, including any amendment to such registration statement or report filed under the 1934 Act for the purpose of updating such description.

    In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.

    Not applicable.

Item 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6. Indemnification of Directors and Officers.

    The Bylaws of the Registrant provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted
by  applicable  law.   Section 145 of the Delaware General Corporation
Law (the "DGCL") provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or  was a director or officer, if he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to
believe  that  his  conduct  was  unlawful.   If the legal proceeding,
however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation except to the extent the court in which such legal proceeding was brought determines such person is fairly and reasonably entitled to indemnity.
    As   permitted  by  Section  102  of  DGCL,  the  Certificate  of
Incorporation of the Registrant provides that no director of the Registrant shall be personally liable to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, provided, however, that such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

    Not applicable.


                                             Exhibit Index Appears on Page 5
                                Page 2 of 8 Pages

Item 8. Exhibits.

    See Index to Exhibits at page 5 hereof.

Item 9. Undertakings.

    (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
    Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the
     most   recent   post-effective   amendment   thereof)   which,
     individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 ( d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The  undersigned  Registrant  hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section  13(a) or Section 15(d) of the Securities Exchange Act of 1934
that  is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that  time  shall  be  deemed  to  be  the  initial bona fide offering thereof.
    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is  against  public  policy as expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for indemnification against
such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                              Exhibit Index Appears on Page 5
                            Page 3 of 8 Pages

                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on October 12, 1995.

                                  C.I.S. TECHNOLOGIES, INC.

                                  By   /s/ Philip D. Kurtz
                                       -----------------------------
                                       Philip D. Kurtz
                                       Chairman of the Board
                                       and Chief Executive Officer

By: /s/ Rebecca L. Speight        By   /s/ James L. Hersma
    ---------------------------        -----------------------------
     Rebecca L. Speight                James L. Hersma
     Principal Accounting Officer      President and Chief Operating
                                       Officer

    KNOW  ALL MEN BY THESE PRESENTS, that each person whose signature appears  below  constitutes  and appoints Philip D. Kurtz and James L.
Hersma,  and  each  of them, his true and lawful attorneys-in-fact and agents,  each  with full power of substitution and resubstitution, for him  and  in  his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits
thereto   and  other  documents  in  connection  therewith,  with  the
Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signatures                   Title                    Date

/s/ Philip D. Kurtz          Chairman of the Board   October 12, 1995
______________________        and Chief Executive    ----------------
                              Officer and Director
/s/ James L. Hersma          President and Chief     October 12, 1995
----------------------        Operating Officer      ----------------
                              and Director

/s/ John D. Platt            Director                October 12, 1995
----------------------                               ----------------
John D. Platt


/s/ Dennis D. Pointer        Director                October 12, 1995
----------------------                               ----------------
Dennis D. Pointer

/s/ Robert J. Simmons        Director                October 12, 1995
----------------------                               ----------------
Robert J. Simmons

/s/ N. Thomas Suitt          Director                October 12, 1995
----------------------                               ----------------
N. Thomas Suitt






                                             Exhibit Index Appears on Page 5
                                 Page 4 of 8 Pages


                           INDEX TO EXHIBITS


Exhibit Number     Description                                Page


  4 Instruments defining the rights of security holders, including indentures.

           Not applicable.

  5  Opinion regarding legality.                                6

 15  Letter regarding unaudited interim financial information.
           Not applicable.

 23  Consent of experts and counsel.                            7-8

 24  Power of attorney.
           See Signature Page 4.

 27  Financial Data Schedule

            Not applicable.

 28 Information from reports furnished to state insurance regulatory authorities.

           Not applicable.

 99  Additional exhibits.

           Not applicable.

                               Page 5 of 8 Pages

                               EXHIBIT 5


                      Opinion Regarding Legality



                                  October 12, 1995



C.I.S. Technologies, Inc.
Suite 1900
6100 South Yale
Tulsa, OK  74136

     Re:  Registration Statement on Form S-8

Gentlemen:

As legal counsel to C.I.S. Technologies, Inc. (the "Company"), we have reviewed the Company's Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to 200,000 shares of the Company's common stock, $0.01 par value (the "Shares"), to be issued pursuant to the Company's 1995 Directors' Stock Option Plan
(the "Plan").

In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's certificate of incorporation, as amended, bylaws, resolutions of its board of directors, officer's certificates and such other documents and corporate records relating to the Company as we deemed appropriate for the purposes of rendering this opinion.

Based upon the foregoing, it is our opinion that the Shares to be issued to participants in the Plan will, when sold and paid for pursuant to the terms of the Plan, be legally issued, fully paid and non-assessable.

                                  Very truly yours,

                   /s/ Pray, Walker, Jackman, Williamson & Marlar
                     PRAY, WALKER, JACKMAN, WILLIAMSON & MARLAR








                                              Exhibit Index Appears on Page 5
                                   Page 6 of 8 Pages

                                                      EXHIBIT 23

                                           Consent of Experts and Counsel --

                                           Consent of Independent Accountants






     We consent to the incorporation by reference in the registration statement of CIS Technologies, Inc. on Form S-8 (File No. ___________) of our report dated February 7, 1995, on our audits of the consolidated financial statements and financial statement schedule of CIS Technologies, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in the Annual Report on Form 10-K.



                            /s/ Coopers & Lybrand L.L.P.
                              COOPERS & LYBRAND L.L.P.




Tulsa, Oklahoma
October 12, 1995


                                             Exhibit Index Appears on Page 5
                              Page 7 of 8 Pages

                                                Consent of Legal Counsel






                                  October 12, 1995





C.I.S. Technologies, Inc.
Suite 1900
6100 South Yale
Tulsa, OK  74136

     Re:  Registration Statement on Form S-8/1995 Directors
         Stock Option Plan

Gentlemen:

We hereby consent to the inclusion of our opinion as an exhibit to the captioned Registration Statement.

                                  Very truly yours,


                   /s/ Pray, Walker, Jackman, Williamson & Marlar
                     PRAY, WALKER, JACKMAN, WILLIAMSON & MARLAR



                                      Exhibit Index Appears on Page 5
                           Page 8 of 8 Pages